SPECIMEN OF COMMON STOCK

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                             [CERTIFICATE OF STOCK]

                           LAIDLAW GLOBAL CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                  COMMON STOCK


                                                               CUSIP 507306 10 8



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THIS CERTIFIES that





is the owner of
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           FULLY PAID AND NON-ASSESSAVLE SHARES OF THE COMMON STOCK,
                         PAR VALUE $.00001 PER SHARE, OF


                           LAIDLAW GLOBAL CORPORATION

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate duly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, of the Corporation (a copy of which is on file at the office of the Corporation to all of which the holder of this Certificate, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers, and its Corporate Seal to be affixed in facsimile.


/s/ Roger Bendelac                         /s/ Anastasio Carayannis
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SECRETARY AND                              PRESIDENT AND CHIEF OPERATING OFFICER
CHIEF FINANCIAL OFFICER

                                [CORPORATE SEAL]

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